SEITEL, INC.

                            DIRECTOR RETIREMENT PLAN


                                    ARTICLE I

                        PURPOSE; FINANCING PLAN BENEFITS

         1.1 Purpose. The purposes of this Plan are to attract and retain the best available personnel for service as Outside Directors (as defined herein) of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

         1.2 Financing Plan Benefits. All Retirement Benefits under this Plan shall be paid or provided directly by the Company. Such Retirement Benefits shall be general obligations of the Company which shall not require the segregation of any funds or property therefor. Notwithstanding the foregoing, in the discretion of the Company, the Company's obligations hereunder may be satisfied from a grantor trust established by the Company, the terms of which will be substantially similar to the terms of the model trust issued by the Internal Revenue Service in Revenue Procedure 92-64, or from an insurance contract or contracts owned by the Company. The assets of any such trust and any such insurance policy shall continue for all purposes to be a part of the general funds of the Company, shall be considered solely a means to assist the Company to meet its contractual obligations under this Plan and shall not create a funded account or security interest for the benefit of any Participant under this Plan. The Company intends that the Plan shall constitute an "unfunded plan" for purposes of the Code and, to the extent applicable, Title I of ERISA, and that in the event the Company is Insolvent any Participant or Beneficiary shall have the status of an unsecured general creditor of the Company as to the Plan and any trust fund that may be established by the Company, or asset identified specifically by the Company, as a reserve for the discharge of its obligations under the Plan.

                                   ARTICLE II

                                   DEFINITIONS

     The following words and phrases when used in this Plan shall have the respective meanings set forth below unless the context clearly indicates otherwise:

     2.1 "Account" means the separate bookkeeping account established with respect to each Participant to which amounts representing his Retirement Benefit are credited in accordance with Section 4.1 hereof.

     2.2 "Beneficiary" means the person or persons designated in writing by a Participant pursuant to Section 5.6 to receive his Benefits in the event of his death.

     2.3 "Board" means the Board of Directors of the Company.

     2.4 "Change in Control" means the occurrence, on or after the date the Plan is adopted, of any of the following:

                  (i) when any "person" or "group" of persons acting in concert, as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Act") (other than the Company, a subsidiary of the Company or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of Directors; provided that "person" shall not include any person (or any person acting as a group) which, as of the date of the adoption of this Plan, is the "beneficial owner" of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's outstanding securities entitled to vote generally in the election of Directors; or

                  (ii) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

                  (iii) a change in the composition of the Board, during any twenty-four month period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean Directors who either (A) are Directors of the Company as of the date the Plan is adopted, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual not otherwise an Incumbent Director whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company.)

     2.5 "Code" means the Internal Revenue Code of 1986, as amended.

     2.6 "Committee" means the committee, as constituted from time to time, appointed by the Board to perform the duties and responsibilities allocated to it pursuant to the terms hereof. The Committee shall consist of at least three members who are not Participants and, subject to the limitations contained in
Section 6.3, shall be entitled to act with respect to any matter hereunder for which it is responsible in accordance with the decision of a majority of its members. If the Board does not appoint a Committee, the Committee shall mean the Board.

     2.7 "Common Stock" means the Common Stock,  $.01 par value, of the Company.

     2.8 "Company" means Seitel, Inc., a Delaware corporation.

     2.9 "Continuous Status as a Director" means the absence of any interruption or termination of service as a Director.

     2.10 "Director" means a member of the Board.

     2.11 "Disability" means a Participant's disability which, in the opinion of a physician approved by the Company, renders the Participant unable to perform his normal duties for the Company.

     2.12 "Employee" means any person, including officers and Directors, employed by the Company or any parent or subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

     2.13 "Enrollment Form" means the form executed by each Participant under the Plan pursuant to which the Participant enrolls in the Plan, designates a Beneficiary and makes an election regarding the form in which Retirement Benefits will be paid.

     2.14 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     2.15 "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                  (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

                  (ii) If the Common Stock is quoted on the NASDAQ System (but not on the National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

                  (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Committee.

     2.16 "Initial Participation Date" means the date on which a Participant commences participation in the Plan pursuant to Section 3.1.

     2.17 "Insolvent" means the Company being unable to pay its debts as they mature or being subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

     2.18 "Normal Retirement Age" means the date a Participant attains age 65.

     2.19 "Outside Director" means a Director who is not an Employee.

     2.20 "Participant" means an Outside Director who is eligible to participate in the Plan pursuant to Article III hereof and who has commenced participation by executing an Enrollment Form.

     2.21 "Plan" means the Seitel, Inc. Director Retirement Plan, as set forth herein and as it may be amended from time to time.

     2.22 "Retirement Benefits" mean the vested portion of amounts credited to a Participant's Account pursuant to Section 4.1 hereof.

                                   ARTICLE III

                          ELIGIBILITY AND PARTICIPATION

         3.1 Eligibility to Participate. Each Outside Director who has, as of the effective date of the Plan, completed at least ten years Continuous Status as a Director shall be eligible to participate in the Plan effective as of the date such Outside Director returns a properly completed and executed Enrollment Form to the Committee. Each other Outside Director shall be eligible to participate in the Plan as of the later of (i) the first day of the month following the month in which the Outside Director completes at least ten years Continuous Status as a Director or (ii) the date such Outside Director returns a properly completed and executed Enrollment Form to the Committee.

         3.2 Cessation of Participation. A Participant will cease to be an active Participant in the Plan as of the earlier of (i) the date on which the Plan terminates or (ii) the date on which the Participant ceases to be an Outside Director.

                                   ARTICLE IV

                         RETIREMENT BENEFITS AND VESTING

         4.1 Retirement Benefits. The Company shall credit amounts to a Participant's Account as a Retirement Benefit in accordance with this Section
4.1 to be distributed, to the extent vested under Section 4.2 hereof, pursuant to the provisions of Article V. On the Participant's Initial Participation Date, the Company shall credit to the Participant's Account an amount equal to $5,000 times such Participant's years of continuous service as an Outside Director, determined based on the twelve month periods commencing on the date the Participant became an Outside Director and ending on the Participant's Initial Participation Date. In addition, the Company shall credit to such Participant's Account an amount equal to the increase, if any, in the Fair Market Value of a share of the Common Stock on the last day of the fifth fiscal year of the Company ending after the Participant's Initial Participation Date, or if earlier, the date on which the Participant ceases to be an Outside Director, over the Fair Market Value of a share of the Common Stock on the Participant's Initial Participation Date, multiplied by 15,000.

         4.2 Vesting. The Retirement Benefit credited to the Account of a Participant under Section 4.1 hereof shall vest and become nonforfeitable at the rate of 10% on the first day of each January after the Participant's Initial Participation Date, if the Participant is an Outside Director on that date; provided, however, that a Participant will become 100% vested in his Account regardless of his period of participation as an Outside Director after his Initial Participation Date in the event of (i) termination of his status as a Director due to his death or his Disability, (ii) termination of his status as a Director by reason of not being nominated by the Company to continue as a Director or not being elected as a Director following such nomination, due, in each case, to a reason other than his voluntary resignation as a Director, (iii) a Change in Control, or (iv) termination of the Plan.

                                    ARTICLE V

                                  DISTRIBUTIONS

         5.1 Payment of Benefits. The amount credited to a Participant's Account pursuant to Section 4.1 hereof, to the extent vested pursuant to Section 4.2, shall be payable to the Participant or, if applicable, to his Beneficiary in accordance with the provisions of this Article V. Payment of any Retirement Benefit under the Plan shall commence within 30 days, or as soon as thereafter as administratively practicable, following the occurrence of the event causing the Retirement Benefit to become payable.

         5.2 Retirement, Disability, or Death. Upon termination of the Participant's Continuous Status as a Director on or after his attainment of Normal Retirement Age, or by reason of his Disability or death, the Company will pay the value of his Account to him in the form he has elected pursuant to
Section 5.5 hereof (or if he has not elected, in the form of a single sum payment). If such Participant is receiving installment payments hereunder and dies prior to the payment of all monthly installments, the remaining portion of the Participant's Benefits will continue to be paid in monthly installments to his Beneficiary for the remaining installment period in the same amount and manner as they would have been paid to the Participant.

         5.3 Other Termination of Continuous Status as a Director. In the event the Participant's Continuous Status as a Director terminates for any reason other than retirement on or after Normal Retirement Age, death, or Disability, the value of the vested portion of his Account as determined under Section 4.2 hereof will be paid in the form he has elected pursuant to Section 5.5 hereof (or if he has not elected, in the form of a single sum payment) on the Participant's attainment of his Normal Retirement Age or, if earlier, the Participant's death. If such Participant is receiving installment payments hereunder and dies but prior to the payment of all monthly installments, the remaining portion of the Participant's Benefits will continue to be paid in monthly installments to his Beneficiary for the remaining installment period in the same amount and manner as they would have been paid to the Participant.

         5.4 Timing of Certain Payments. Notwithstanding any other provision of this Agreement to the contrary, the Participant's Retirement Benefit will be payable upon the occurrence of a Change in Control, and the Committee shall have the right to pay Retirement Benefits to Participants prior to the time such Retirement Benefits otherwise would be payable hereunder if the Committee in good faith determines that such payment is in the best interests of the Company and the Participant due to the occurrence of a change in circumstances relating to the operation of the Plan or the taxation of Participants, arising from a change in the federal or applicable state tax or revenue laws, a published ruling or similar announcement by the Internal Revenue Service, a regulation issued by the Secretary of the Treasury, a change in securities laws or regulations, the issuance of an advisory opinion, regulation or other published position by the Department of Labor, or a change in accounting requirements which causes (i) Participants to be taxable on their Retirement Benefits prior to the time Retirement Benefits otherwise would be payable hereunder, (ii) the Plan to be considered as funded for purposes of Title I of ERISA, or (iii) a material change regarding the tax or financial accounting consequences of maintaining the Plan to the Company.

         5.5 Form of Payment. Each Participant may elect on his Enrollment Form whether his Retirement Benefits will be paid in the form of a single sum payment or substantially equal monthly installments over a period not exceeding 120 months. Such election may not be changed by the Participant during the one-year period ending on the date on which payment of his Retirement Benefits commence or at any time thereafter. Notwithstanding any other provision of this Article V regarding the form in which Retirement Benefits will be paid to Participants, if a Participant has not elected a form of payment for his Retirement Benefits pursuant to this Section 5.5, the Company will pay the Participant's Retirement Benefits in a single sum payment.

         5.6 Designation of Beneficiary. Each Participant must designate a Beneficiary to receive his Retirement Benefits in the event of his death, by completing his Enrollment Form and filing it with the Committee. The Committee will recognize the most recent written Beneficiary designation on file prior to a Participant's death. If a designated Beneficiary is not living at the time of the Participant's death, then the Committee will pay Participant's Retirement Benefits to the Participant's personal representative, executor, or administrator, as specified by the appropriate legal jurisdiction. Any such payment to the Participant's Beneficiary or, if applicable, to his personal representative, executor or administrator shall operate as a complete discharge of all obligations of the Committee and the Company to the extent of the payment so made.

                                   ARTICLE VI

                               PLAN ADMINISTRATION


         6.1 Authority of the Committee. The Committee shall have full power and authority to interpret, construe and administer the Plan. The Committee's interpretation and construction hereof, and actions hereunder, including any determination of the amount or recipient of any payment to be made under the Plan, shall be binding and conclusive on all persons and for all purposes. In addition, the Committee may employ attorneys, accountants, and other professional advisors to assist the Committee in its administration of the Plan. The Company shall pay the reasonable fees of any such advisor employed by the Committee.

         6.2 Cost of Administration. The cost of this Plan and the expenses of administering the Plan shall be paid by the Company.

         6.3 Limitations on Plan Administration. Neither the Committee, nor any other person to whom discretionary authority is granted hereunder shall vote or act upon any matter involving his own rights, benefits or participation in the Plan.

                                   ARTICLE VI

                            AMENDMENT AND TERMINATION


         7.1 Amendment. The Company shall have the right to amend this Plan at any time and from time to time, including a retroactive amendment. Any such amendment shall become effective upon the date stated therein; provided, however, that no such action shall affect any Retirement Benefit adversely to which a Participant would be entitled had his employment been terminated immediately before such amendment was effective and no amendment may change the provisions of Section 5.4 for a period of two years following the occurrence of an event described in such Section.

         7.2 Termination of the Plan. The Company has established this Plan with the bona fide intention and expectation that from year to year it will deem it advisable to continue it in effect. However, the Company, in its sole discretion, reserves the right to terminate the Plan in its entirety at any time; provided, however, that no such action shall affect any Retirement Benefit adversely to which a Participant would be entitled had his employment been terminated immediately before such termination was effective.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         8.1 Rights Against Company and Company's Shareholders. Nothing contained in the Plan shall be deemed to give any Director the right to continue as a Director or to interfere with the right of the Company, acting through the Board, or the Company's shareholders to remove any Director at any time or to fail to nominate or elect such Director in the future, without regard to the effect such action may have on any rights under the Plan.

         8.2 Action Taken in Good Faith. To the extent permitted by law, each member of the Committee and each employee, officer and Director of the Company who has duties and responsibilities with respect to the establishment or administration of the Plan shall be fully protected with respect to any action taken or omitted to be taken by such person in good faith.

         8.3 Indemnification of Employees and Directors. The Company hereby indemnifies each member of the Committee and each other employee, officer and Director of the Company who are delegated administrative responsibilities under the Plan against any and all liabilities and expenses, including attorney's fees, actually and reasonably incurred by them in connection with any threatened, pending or completed legal action or judicial or administrative proceeding to which they may be a party, or may be threatened to be made a party, by reason of membership on the Committee or other delegation of administrative responsibilities, except with regard to any matters as to which they shall be adjudged in such action or proceeding to be liable for gross negligence or willful misconduct in connection therewith.

         8.4 Payment Due an Incompetent. If the Committee shall find that any person to whom any payment is due under the Plan is unable to care for his affairs because of mental or physical illness, accident, or death, or is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, a child, a parent, a brother or sister or any person deemed by the Committee, in its sole discretion, to have incurred expenses for such person otherwise entitled to payment, in such manner and proportions as the Committee may determine. Any such payment shall be a complete discharge of the liabilities of the Company under this Plan, and the Company shall have no further obligation to see to the application of any money so paid.

         8.5 Spendthrift Clause. No right, title or interest of any kind in the Plan shall be transferable or assignable by any Participant or Beneficiary or be subject to alienation, anticipation, encumbrance, garnishment, attachment, execution or levy of any kind, whether voluntary or involuntary, nor subject to the debts, contracts, liabilities, engagements, or torts of the Participant or Beneficiary. Any attempt to alienate, anticipate, encumber, sell, transfer, assign, pledge, garnish, attach or otherwise subject to legal or equitable process or encumber or dispose of any interest in the Plan shall be void.

         8.6 Severability. In the event that any provision of this Plan shall be declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan but shall be fully severable and this Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.

         8.7 Construction. The article and section headings and numbers are included only for convenience of reference and are not to be taken as limiting or extending the meaning of any of the terms and provisions of this Plan. Whenever appropriate, words used in the singular shall include the plural or the plural may be read as the singular. When used herein, the masculine gender includes the feminine gender.

         8.8 Governing Law. The validity and effect of this Plan, and the rights and obligations of all persons affected hereby, shall be construed and determined in accordance with the laws of the State of Texas unless superseded by federal law.